UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue

New York, New York 10003

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On March 18, 2014, Ark Restaurants Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Meeting: (i) the election of nine directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, (ii) the ratification of the appointment of Cohn Reznick LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year, and (iii) the authorization of the proxies to vote upon such other business as may properly come before the Meeting.

At the Meeting, a total of 3,053,431 shares of common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 3,259,469 outstanding shares of Common Stock entitled to vote at the Meeting. Set forth below is the number of votes cast for, for, against, withheld, abstentions, and broker non-votes as to each matter.

1.	Election of a Board of nine directors:

Nominee	For	Withheld	Broker Non-Votes
01 - Michael Weinstein	2,004,868	27,803	1,020,760
02 - Steven Shulman	2,016,849	15,822	1,020,760
03 - Robert Stewart	1,975,341	57,330	1,020,760
04 - Marcia Allen	2,016,849	15,822	1,020,760
05 - Paul Gordon	2,005,334	27,337	1,020,760
06 - Bruce R. Lewin	2,016,849	15,822	1,020,760
07 - Vincent Pascal	2,004,336	28,335	1,020,760
08 - Arthur Stainman	2,016,649	16,022	1,020,760
09 - Stephen Novick	1,986,254	46,417	1,020,760

2.	Ratification of the appointment of Cohn Reznick LLP as independent auditors for the 2014 fiscal year:

For	Against	Abstain
3,019,930	20,640	12,861

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting:

For	Against	Abstain
2,003,853	969,405	80,173

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

Date: March 19, 2014		/S/ Michael Weinstein
	By:	Name: Michael Weinstein
Title: Chief Executive Officer

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